Exhibit 10.4

PLAN ADMINISTRATION AGREEMENT
This PLAN ADMINISTRATION AGREEMENT (this “Agreement”), dated as of June 25, 2018, and effective as of the Effective Date (as defined below), is hereby entered into by and between i3 Verticals, LLC, a Delaware limited liability company (“LLC”), and i3 Verticals, Inc., a Delaware corporation (“Corporation”).
RECITALS
WHEREAS, the board of directors of LLC currently administers the Amended and Restated Equity Incentive Plan of i3 Verticals, LLC, dated November 29, 2016, as amended by that certain First Amendment to Amended and Restated Equity Incentive Plan, dated October 31, 2017, and as further amended by that certain Second Amendment to Amended and Restated Equity Incentive Plan, dated June 25, 2018 (collectively, the “Plan”);
WHEREAS, Corporation has filed a registration statement on Form S-1 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) to affect an initial public offering (the “IPO”) of Class A common stock of Corporation (“Class A Common Stock”);
WHEREAS, in connection with the IPO, LLC will effect certain recapitalization transactions, including a merger by and among LLC, Corporation and a wholly owned subsidiary of Corporation (the “Merger”), whereby holders of Class P units of LLC (“Class P Units”) awarded pursuant to the terms and conditions of the Plan will receive either Class A Common Stock or common units of LLC following the Merger (“Common Units”); provided, that any vesting conditions or related terms that attached to Class P Units prior to the Merger will continue in effect with respect to any securities issued to such holders of Class P Units as a result of such conversion in the Merger;
WHEREAS, in connection with the IPO, Corporation shall become the sole manager of LLC and LLC shall cease to have a board of directors; and
WHEREAS, in order to manage the Plan’s vesting and other related terms as they relate to the Class A Common Stock or Common Units issued by Corporation or LLC, respectively, on and following the Effective Date, LLC desires for Corporation (on behalf of itself and/or as sole manager of LLC, as the case may be) to administer the Plan, and Corporation desires to become an administrator of the Plan, shall accept such rights, privileges, title and interests of the Plan and shall assume the liabilities and obligations of the Plan.
AGREEMENT
NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Plan Administration.

a.
Effective as of the date the Registration Statement is declared effective (the “Effective Date”) by the SEC, Corporation shall administer the Plan, including all awards outstanding thereunder, and Corporation shall constitute the Committee (as defined in the Plan), either on behalf of itself or as the sole manager of LLC, as the case may be. If the Registration Statement is not declared effective by the SEC, this Agreement shall be void ab initio.

b.	Effective as of the Effective Date, Corporation shall accept such rights, privileges, title and interests of the Plan and shall assume the liabilities and obligations of the Plan.

2.
Participants. Effective as of the Effective Date, the Plan shall continue to be maintained for the benefit of Participants (as defined in the Plan) and Participants shall remain the sole persons eligible to participate in the Plan.

3.
Further Actions. Each party hereto covenants and agrees to make, execute, acknowledge and deliver such further documents and instruments and to use its reasonable efforts to take such other action as may be reasonably requested by any party hereto to more effectively consummate or perfect the transactions contemplated by this Agreement.

4.	Miscellaneous.

a.	This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without regard to the conflicts of law rules of such state or any other jurisdiction.

b.
If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other governmental authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to affect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

c.	This Agreement shall inure to the benefit of LLC and Corporation and their respective successors and assigns, and shall be binding upon LLC and Corporation and their respective successors and assigns.

d.	This Agreement is not intended to, nor shall it, create any rights in or confer any benefits upon any person other than the parties to this Agreement.

e.	This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.
[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Plan Administration Agreement to be duly executed as of the day and year first above written.

i3 VERTICALS, LLC

By:	/s/ Gregory S. Daily
Name: Gregory S. Daily
Title: Chief Executive Officer

i3 VERTICALS, INC.

By:	/s/ Gregory S. Daily
Name: Gregory S. Daily
Title: Chief Executive Officer

Signature Page to Plan Administration Agreement